UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : October 26, 2026

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052

(Address of principal executive offices, including zip code)

(425) 881-6444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the

Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2

of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act  ☐

Items reported in this filing:

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 8.01 Other Events.

Item 9.01 Financial Statements and Exhibits.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below relating to the Loan Agreement (as defined below) is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 below relating to the Loan Agreement (as defined below) is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01 Other Events.

Bank Loan

On October 26, 2026, Data I/O Corporation (the “Company”), V-Tek, Inc. (“V-Tek”) and A&J Programming, Inc. (“A&J” and, together with the Company and V-Tek, the “Borrowers”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Western Alliance Bank (“Western Alliance”). The Company acquired V-Tek and A&J on October 20, 2026, and each is a subsidiary of the Company. Western Alliance is the lender and secured party under the Loan Agreement. The Loan Agreement became effective, and the Borrowers became obligated thereunder, on October 26, 2026.

Terms of the Bank Loan

The Loan Agreement provides for a revolving loan facility of up to the lesser of $7.5 million and a borrowing base determined by reference to eligible accounts and eligible inventory, subject to advance rates, an inventory sublimit and reserves specified in the Loan Agreement. Advances may be repaid and reborrowed until October 26, 2028, when all outstanding advances become due unless payable earlier under the Loan Agreement, and may be used solely for working capital and general business requirements.

Advances bear interest at 1.00% above the “Prime Rate,” defined as the greater of 5.75% and the U.S. prime rate most recently quoted in The Wall Street Journal, with interest payable monthly. Advances may be prepaid without penalty or premium. The Borrowers must pay a non-refundable facility fee of $18,750 on the closing date and each anniversary. During an event of default, the outstanding obligations bear interest at five percentage points above the otherwise applicable rate unless Western Alliance elects a smaller or no increase.

The Borrowers are jointly and severally liable and granted Western Alliance a continuing security interest in the collateral described in the Loan Agreement, including accounts, inventory, equipment, deposit accounts, investment property, intellectual property and related proceeds, together with pledged subsidiary equity interests. The Loan Agreement requires at least $3.0 million of unrestricted cash on deposit with Western Alliance and a fixed charge coverage ratio of at least 1.25 to 1.00, and contains affirmative and negative covenants, including restrictions on dispositions, changes of control, mergers and acquisitions, indebtedness, liens, distributions, investments and affiliate transactions.

Upon an event of default, Western Alliance may, among other things, accelerate the obligations, cease making advances, exercise setoff, collect accounts and take possession of and dispose of collateral. The Borrowers remain liable for any deficiency. Until the applicable obligations are paid in full and Western Alliance has no further obligation to make advances, each Borrower waives rights to seek contribution, indemnification or reimbursement from another Borrower or other person liable for the obligations for payments made by such Borrower.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1*	Loan and Security Agreement dated October 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*   Certain appendices and exhibits have been omitted or redacted pursuant to Items 601(a)(5), 601(a)(6), and/or 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish to the SEC a copy of any omitted appendix or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

October 29, 2026	By:	/s/ Charles DiBona
Charles DiBona
Chief Financial Officer